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                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                                       OF


                                  REVISION LLC
                      a Delaware Limited Liability Company


                           dated as of June 10, 1998

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                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                                  REVISION LLC
                      a Delaware Limited Liability Company


         This Limited Liability Company Operating Agreement (the "Agreement") of Revision LLC (the "Company") dated as of June 10, 1998 is adopted and agreed to by the undersigned Members.


                                   ARTICLE 1.
                               PURPOSE AND POWERS

         1.1 Purpose. The Company has been organized to acquire, invest in, trade in, sell or otherwise dispose of capital stock of, or other securities issued by, Total-Tel USA Communications, Inc. (the "Subject Company") and to engage in any other lawful business activity related or incident thereto.

         1.2 Powers. The Company shall have the power and authority to enter into, make and perform all contracts, agreements and undertakings, and to do any and all acts and things necessary, appropriate, incidental or convenient to the accomplishment of its purposes and for the protection and benefit of the Company. Without limitation of the foregoing, the Company may borrow, pledge its assets and take any and all steps necessary to exercise active control over the Subject Company. The Company may act directly or through one or more subsidiaries, through joint ventures, partnerships or otherwise in carrying out its purpose.

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                                   ARTICLE 2.
                             MEMBERS AND INTERESTS

         2.1 Members; Voting Rights.

             (a) There shall be two classes of Members: the Voting Members and the Non-voting Members. On any matter requiring a vote, consent or approval of the Members, the Voting Members shall be the only persons to whom the matter is required to be submitted, and each shall have one vote. Except as otherwise provided herein, or as required by applicable law, the vote, consent or approval of a majority of the Voting Members shall constitute the act of the Company. No Non-voting Member shall have a voice or vote in any matter, except as specifically provided herein.

             (b) The initial Members of the Company shall be Walt Anderson ("Anderson") and Gold & Appel Transfer, SA, a British Virgin Islands corporation ("G&A"). Anderson shall be a Voting Member, and G&A shall be a Non-voting Member. Additional Members may be admitted to the Company, but unless otherwise specifically provided by amendment to this Agreement, any such additional Member shall be a Non-voting Member. Each Member shall execute a counterpart of this Agreement indicating his agreement to the terms and provisions hereof.

         2.2 Membership Interests. Each Member's ownership interest in the Company is herein referred to generally as a "Membership Interest." The respective rights of each Member to share in the capital of the Company, either by way of distributions or on liquidation, will be determined by reference to the Capital Account (as defined herein) of such Member; and each Member's interest in the profits and losses of the Company shall be established as provided herein. Each Member shall have the rights and powers set forth in this Agreement.

         2.3 Meetings.

             (a) The Members shall have a regular annual meeting each year beginning in 1999, on a date established by the Manager for the purpose of electing Managers and conducting such other business as may properly come before the meeting. Special meetings of the Members may be called by the Manager.

             (b) Written notice stating the place, day and hour of each meeting of Members and the general purpose or purposes for which the meeting is called shall be given not less than seven (7) nor more than thirty (30) days before the date of the meeting to each Member, including the Non-voting Members.

             (c) A Member may waive any notice required by law or this Agreement, before or after the date and time of the meeting that is the subject of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the Member entitled to the notice and delivered to the Manager for inclusion in the Company's minutes or records. A

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Member's attendance at or participation in a meeting shall be deemed to waive any required notice to such Member of the meeting unless the Member, at the beginning of the meeting or promptly upon such Member's arrival, objects to the transaction of any business at such meeting on the ground that such meeting is not lawfully called or convened. A Member may participate in a meeting in person or by proxy.

             (d) Any vote, consent or approval of the Members may be accomplished by written consent in lieu of a meeting signed by Members constituting the required vote for the action so taken.

             (e) Members may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting. Any Member who participates in a meeting in this manner is deemed to be present in person at the meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE 3.
                           MANAGEMENT OF THE COMPANY

         3.1 Managers. Except as otherwise limited by this Agreement or applicable law, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Company's Manager(s).

         3.2 Number, Term and Election. Unless otherwise agreed by a unanimous vote of the Members, there shall be one Manager who shall be designated by the Voting Member. The initial Manager shall be Anderson. A Manager shall hold office until his or her death, resignation or retirement or until his successor is elected and assumes office. A Manager need not be a Member of the Company. For the avoidance of doubt, Non-voting Members shall have no authority to appoint or remove a Manager for any reason.

         3.3 Officers. The Manager may appoint such officers who shall have such power and authority as may be specified in a resolution of the Manager. Officers shall serve at the pleasure of the Manager.

         3.4 Meetings.

             (a) An annual meeting of the Manager(s) shall be held immediately following each annual meeting of Members for the purpose of appointing officers, if any, and carrying on such other business as may properly come before the meeting.

             (b) Special meetings of the Manager(s) may be called by any Manager.

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             (c) Notices of meetings of the Manager(s) shall be given to each
Manager not less than twenty-four (24) hours before the meeting. Any such notice shall set forth the time and place of the meeting.

             (d) A Manager may waive any notice required by law or this Agreement before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. The waiver shall be in writing, signed by the Manager entitled to the notice and filed with the Company's minutes or records; provided that a Manager's attendance at or participation in a meeting waives any required notice to him or her of the meeting.

             (e) A quorum for the transaction of business at a meeting of the Manager shall consist of all of the Managers.

             (f) Any or all Managers may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting in this manner is deemed to be present in person at the meeting.

             (g) Any action of the Company that may be authorized by the Manager(s) at a meeting may be authorized by written consent in lieu of meeting of the Manager(s) signed by the Manager(s) constituting the required vote for the action so taken, and any such consent shall be filed with the Company's minutes or records.

         3.5 Management Decisions.

             (a) Except to the extent that the Manager(s) agree to delegate the authority with respect to specified matters, all decisions shall be made by a unanimous vote of the Manager(s).

             (b) Any disbursement of funds of the Company will require such signatures as may be determined by the Manager(s).

         3.6 Management Compensation. The Manager(s) shall not be entitled to receive from the Company compensation for his or their services to the Company. In all events, the Manager(s) shall be entitled to reimbursement for all reasonable expenses incurred on the Company's behalf.


                                   ARTICLE 4.
                         FINANCIAL INTERESTS OF MEMBERS

         4.1 General. The Company has been organized with the intention that it qualify for taxation as a partnership for U.S. federal income tax purposes. The Members acknowledge that the provisions of Subchapter K of the Internal Revenue Code of l986, as amended (the "Code") and the Treasury Regulations (the "Regulations") promulgated thereunder will apply to the

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Company, and intend that the allocations of taxable income and loss, distributions to the Members and maintenance of capital accounts all conform to the requirements of the Code and the applicable Regulations.

         4.2 Capital Contributions. The Voting Member shall contribute $100, and the Non-voting Member shall contribute all of its rights and ownership in 859,717 shares of common stock, par value $0.05 per share (the "Common Shares"), of the Subject Company and the right to purchase 69,000 Common Shares pursuant to an Agreement between Kevin A. Alward and G&A, dated as of January 6, 1998, to the capital of the Company ("Capital Contributions"). Additional Capital Contributions may (but need not) be made by the Members on such basis as the contributing Member and the Manager shall mutually agree upon.

         4.3 Capital Accounts.

             (a) A separate capital account ("Capital Account") shall be established and maintained for each Member on the books of the Company which will reflect the capital contributions, distributions and share of profits and losses of the Company of the Member in accordance with the Regulations.

             (b) No Member shall be entitled to receive interest on his Capital Contributions.

             (c) No Member shall be entitled to withdraw all or any part of his Capital Account prior to the dissolution of the Company except as permitted by the Manager in his sole discretion.

             (d) Loans or advances by any Member to the Company shall not be considered Capital Contributions and shall not increase the Capital Account of the lending or advancing Member.

             (e) Except as provided in this Agreement, no Member shall be required under any circumstances to contribute or lend any additional money or property to the Company.

         4.4 Sharing Percentages; Allocations of Profits and Losses.

             (a) The percentage interests of the Members in the net profits of the Company (the "Sharing percentages") are 2% - Anderson and 98% - G&A.

             (b) Net income of the Company for a fiscal year or other period shall be allocated among the Members (i) first, to the extent of cumulative losses of the Company to the date of allocation, proportionately among the Members who have borne such losses, and (ii) the balance in accordance with their Sharing Percentages.

             (c) Net losses of the Company for a fiscal year or other period shall be allocated among the Members in accordance with the positive balances in their Capital Accounts.

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In general, no Member shall be allocated net losses in excess of the positive balance in his Capital Account; however, in the event net losses exceed Company capital, allocations shall be made among the Members, if any, who bear such losses as provided in the Regulations.

             (d) Items of income, gain, loss, deduction and credit that are recognized by the Company for tax purposes shall be allocated among the Members in such manner as equitably reflects amounts credited or debited to the Members' Capital Accounts pursuant hereto. To the extent profits or losses have been reflected in Capital Accounts prior to their recognition for tax purposes, allocations shall be made consistent with the principles of Code Section 704(c).

         4.5 Distributions. Distributions to or among the Members to the extent of the positive balances in their Capital Accounts may be made from time to time as the Manager determines.


                                   ARTICLE 5.
               TRANSFERS AND THE ADMISSION OF ADDITIONAL MEMBERS

         5.1 Transfers Generally. Membership Interests may be assigned, in whole or in part, (each such assignment, a "Transfer") only in accordance with this Article.

         5.2 Effect of Transfers.

             (a) Except as provided in paragraph (b) below, any Transfer of a Membership Interest by a person (the "Transferor") shall be effective only to give the transferee (the "Transferee") the right to the share of allocations and distributions to which the Transferor would otherwise be entitled, and no Transferee of a Membership Interest shall be admitted as a Member, (ii) the Transferee shall have no right to vote on or consent to any matter submitted to the Members or otherwise participate in the management of the business and affairs of the Company, and (iii) subject to 5.3(c) below, the Transferor, if he retains a Membership Interest, shall retain such rights and shall have the power to exercise any rights of a Member, except the right to receive allocations and distributions to the extent those rights are assigned.

             (b) A Transferee of a Membership Interest shall, upon such Transfer, be admitted as a Member with all the rights and powers of his Transferor if, prior to such Transfer, the Manager consents to the admission of the Transferee as a Member.

             (c) The Manager may, in its discretion, charge a reasonable fee to cover the expenses incurred by the Company in connection with or as a consequence of the Transfer of all or part of a Membership Interest.

             (d) The Company, the Manager, each Member and any other person or persons having business with the Company, need deal only with holders of Membership Interests who are admitted as Members of the Company, and shall not be required to deal with any Transferee who has not been admitted as a Member.

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         5.3 Admission of Members. The Managing Directors may from time to time admit additional Members to the Company on such terms and conditions, including such contributions to the capital of the Company, as the Managing Directors shall determine. Any such additional Members shall join in and agree to be bound by the terms of this Agreement.


                                   ARTICLE 6.
                      TERM AND TERMINATION OF THE COMPANY

         6.1 Term of the Company. The term of the Company commenced upon the filing of the certificate of formation with the Secretary of State of Delaware on June 10, 1998. The term of the Company shall be five (5) years from the date of formation unless the term of the Company is extended by consent of the Voting Members or if the Company is dissolved and terminated as provided in this Agreement.

         6.2 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

             (a) The vote of a two-thirds majority of the Voting Members to dissolve the Company;

             (b) The death, retirement, resignation, bankruptcy (which shall mean being the subject of an order for relief under Title 11 of the United States Code), or dissolution of any Member ( a "Dissolution Event") unless, within sixty (60) days following the occurrence of any such event, the business of the Company is continued by the consent of a majority-in-interest of the remaining Members and, in the case of a Dissolution Event with respect to the Manager, the remaining Members, including the Non-voting Members if there is no remaining Voting Member, appoint a substitute Manager;

             (c) As otherwise required by the Delaware Limited Liability Company Act.

    As used in this Article VI, consent of a majority-in-interest means consent of Members (including for this purpose Voting and Non-voting Members) owning Capital Accounts representing a majority of Company capital.

         6.3 Conclusion of Affairs. In the event of dissolution of the Company for any reason, the Manager, or if no Manager remains, the Members, by vote of a majority-in-interest, shall appoint a person (the "Liquidator"), who may but need not be a Manager and/or Member, and the Liquidator shall proceed, as soon as reasonably practicable, to wind up the affairs of the Company. The Members (and their successors in interest) shall continue to share in allocations of income and loss and distributions during the period of winding up in the same manner as before the dissolution. The Liquidator shall have reasonable discretion to determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, having due regard to the activity and the condition of the Company and relevant market and financial and economic conditions, and consistent with his obligations to the Members.

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         6.4 Liquidating Distributions. After paying or providing for the payment of all debts and liabilities of the Company and all expenses of winding up, and subject to the right of the Liquidator to set up such reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation, and any other remaining assets of the Company, shall be distributed to or for the benefit of the Members (and their successors in interest) in accordance with their respective Capital Accounts. No Member shall have any right to demand or receive property other than cash upon dissolution and winding up of the Company; provided, however, the Liquidator shall have the right and power to distribute assets in kind (whether to some or all of the persons entitled to such distributions), valued at the then estimated fair market value of such assets, as a liquidating distribution to the Members (and their successors in interest).

         6.5 Termination. Within a reasonable time following the completion of the winding up of the Company, the Liquidator shall supply to each Member a statement which shall set forth the assets and the liabilities of the Company as of the date of complete winding up and each Member's portion of the distributions pursuant to this Agreement. Upon completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate, and the Liquidator shall execute and file a certificate of cancellation of the Company with the Secretary of State of Delaware, and shall take all other action necessary to effectuate the dissolution and termination of the Company.


                                   ARTICLE 7.
                     GENERAL AND ADMINISTRATIVE PROVISIONS

         7.1 Principal Office. The principal office of the Company shall be at such location or locations as may be determined by the Manager from time to time.

         7.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless, and may advance expenses to, any Member or Manager (collectively, the "Indemnitees"), from and against any and all claims and demands whatsoever arising out of the business and affairs of the Company; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The provision of this section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, Manager, employee or agent of the Company.

         7.3 Fiscal Year. Unless otherwise determined by the Manager, the fiscal year of the Company shall end on the thirty-first of December.

         7.4 Books and Records. At all times during the term of the Company, the Manager shall keep, or cause to be kept at the Company's principal office, the books and records of the Company.

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         7.5 Reports. As soon as practicable following the end of each fiscal year, the Company shall provide each Member a financial report of the results of operations, including audited or unaudited financial statements, as determined by the Manager.

         7.6 Notices. Any notice to be given under this Agreement may be given either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by overnight courier. If mailed, notice shall be deemed to be effective three (3) days after deposited in registered or certified mail with postage thereon prepaid addressed if to a Member at its address as it appears on the signature page to this Agreement (or at such other address for any party as such party shall notify the other parties), and if to the Company at its principal office. If given in any other manner, such notice shall be deemed to be effective (i) when given personally,
(ii) when given by telephone, teletype, telecopy or other form of wire or wireless communication (if followed by a copy delivered by registered or certified mail) or (iii) one (1) day after given to an overnight courier to be delivered.

         7.7 Headings. The headings of the sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         7.8 Gender; Number. Where the context so requires, the masculine gender shall be construed to include the female, a corporation, a trust or other entity, and the singular shall be construed to include the plural and the plural the singular.

         7.9 Amendments. This Agreement may be modified or amended by unanimous written agreement of the Voting Members; provided, that, no amendment may modify the economic interest of a Member without such Member's consent.

         7.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto.

         7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have affixed their signatures signifying their adoption of this Agreement:



                                            /s/ Walt Anderson
                                            -----------------------------------
                                            Walt Anderson
                                            Address: 1313 North Market Street
                                                     Wilmington, Delaware 19801


                                            GOLD & APPEL TRANSFER, S.A.


                                            By: /s/ Walt Anderson
                                               --------------------------------
                                            Walt Anderson, Attorney-In-Fact for
                                            Gold & Appel Transfer, S.A.
                                            Address: Omar Holdge Building
                                                     Wickhams Cay
                                                     Road Town
                                                     Tortula, BVI

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I
         PURPOSE AND POWERS.................................................1
         1.1      Purpose...................................................1
         1.2      Powers....................................................1

ARTICLE II
         MEMBERS AND INTERESTS..............................................2
         2.1      Members; Voting Rights....................................2
         2.2      Membership Interests......................................2
         2.3      Meetings..................................................2

ARTICLE III
         MANAGEMENT OF THE COMPANY..........................................3
         3.1      Managers..................................................3
         3.2      Number, Term and Election.................................3
         3.3      Officers..................................................3
         3.4      Meetings..................................................3
         3.5      Management Decisions......................................4
         3.6      Management Compensation...................................4

ARTICLE IV
         FINANCIAL INTERESTS OF MEMBERS.....................................5
         4.1      General...................................................5
         4.2      Capital Contributions.....................................5
         4.3      Capital Accounts..........................................5
         4.4      Sharing Percentages; Allocations of Profits and Losses....6
         4.5      Distributions.............................................6

ARTICLE V
         TRANSFERS AND THE ADMISSION OF ADDITIONAL MEMBERS..................6
         5.1      Transfers Generally.......................................6
         5.2      Effect of Transfers.......................................6
         5.3      Admission of Members......................................7

ARTICLE VI
         TERM AND TERMINATION OF THE COMPANY................................7
         6.1      Term of the Company.......................................7

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         6.2      Events of Dissolution.....................................7
         6.3      Conclusion of Affairs.....................................8
         6.4      Liquidating Distributions.................................8
         6.5      Termination...............................................8

ARTICLE VII
         GENERAL AND ADMINISTRATIVE PROVISIONS..............................8
         7.1      Principal Office..........................................8
         7.2      Indemnification...........................................9
         7.3      Fiscal Year...............................................9
         7.4      Books and Records.........................................9
         7.5      Reports...................................................9
         7.6      Notices...................................................9
         7.7      Headings..................................................9
         7.8      Gender; Number............................................9
         7.9      Amendments................................................9
         7.10     Entire Agreement.........................................10
         7.11     Counterparts.............................................10

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